UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2011

DIRECT INSITE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13450 West Sunrise Boulevard, Suite 510, Sunrise, Florida (Address of Principal Executive Offices)	33323 (Zip Code)

Registrant’s telephone number, including area code:  (631) 873-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2011, the Compensation Committee of the Board of Directors of the Registrant determined to increase the annual base of Matthew E. Oakes, Chief Executive Officer, to $250,000 per annum, effective August 16, 2011 and continuing through December 31, 2011. The Compensation Committee also determined to grant to Mr. Oakes options to purchase an aggregate of 22,500 shares of the Registrant’s common stock, at an exercise price equal to the price of the Registrant’s common stock at the close of trading on the date of grant, 2,500 of such options to vest on the date of grant and the remaining 20,000 options to vest in four equal installments on September 1, October 1, November 1 and December 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Direct Insite Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECT INSITE CORP

/s/ Michael J. Beecher
Michael J. Beecher
Chief Financial Officer

Dated:  August 22, 2011